Exhibit (h)(11)(ii)

AMENDMENT TO NON-CUSTODIAL SECURITIES LENDING AGREEMENT

This Amendment is made on March 2, 2020, to the Non-Custodial Securities Lending Agreement dated September 8, 2016 (as amended from time to time, the “Agreement”) between JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and Brighthouse Investment Advisers, LLC on behalf of each series of Brighthouse Funds Trust I and Brighthouse Funds Trust II (formerly known as Met Investors Series Trust and Metropolitan Series Fund, respectively) identified on Annex A to the Agreement (each a “Lender”).

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.

Unless otherwise provided herein, all terms and conditions of the Agreement are expressly incorporated herein by reference and except as modified hereby, the Agreement is confirmed in all respects. Capitalized words in this Amendment bear the same meaning (except as otherwise amended herein) as in the Agreement.

2.

From and including the date hereof, this Amendment supplements and forms part of the Agreement and accordingly this Amendment and the Agreement shall be treated as one single agreement between the parties and shall continue in full force and effect until terminated as provided therein.

3.	In Section 1.2, the definition of “MSLA” shall be deleted in its entirety and replaced with the following:

“MSLA” means a master securities lending agreement or securities borrowing agreement between J.P. Morgan and a Borrower, under which J.P. Morgan lends Securities on behalf of its customers (including Lender) from time to time. Copies of J.P. Morgan’s standard forms of MSLA were shared with Lender as of the date hereof, and additional information about the MSLA was shared with Lender in the letter dated December 30, 2019 Re: Repapering to the Global Master Securities Lending Agreement (2010).

4.	Section 2.1(b) shall be deleted in its entirety and replaced with the following:

“Lender hereby authorizes and empowers J.P. Morgan to enter into as agent on Lender’s behalf and at its risk all agreements and documents as may be necessary to carry out any of the powers herein granted to J.P. Morgan. In this regard, Lender hereby authorizes J.P. Morgan to lend Securities in the Lending Accounts to Borrowers under agreements substantially in J.P. Morgan’s standard forms of the MSLA; it being understood and agreed, however, that J.P. Morgan shall notify Lender of any material change to the MSLA entered into with any Borrower. J.P. Morgan may exercise all rights and powers provided under any MSLA as may be incidental to that MSLA. Upon request, J.P. Morgan will provide the Lender with a copy of the relevant form of MSLA.

For the avoidance of doubt, Lender agrees that to the extent the MSLA is in the form of the J.P. Morgan standard form global master securities lending agreement (2010) (“JPM GMSLA”) and a provision of the JPM GMSLA is substituted with the equivalent provision set out in the industry standard global master securities lending agreement, then such change shall not be deemed to be a material change to the MSLA”

5.	Section 5.1(g) shall be deleted in its entirety and replaced with the following:

“In the event that J.P. Morgan or an “affiliated person” of J.P. Morgan, as defined in Section 2(a)(3) of the Investment Company Act of 1940, is an “affiliated person” of a series of Lender by virtue of providing investment advisory services to such series, J.P. Morgan shall not receive compensation as provided in Section 5.1(a) hereof in respect of any securities loaned from such series. J.P. Morgan instead shall be entitled to a fee as set forth in Schedule 9, payable monthly at an annual rate of the average daily value of the Collateral posted by Borrower(s) in respect of securities loaned from such series.”

6.

Where Lender has acceded to the 2018 US Resolution Stay Protocol, Lender consents to J.P. Morgan acknowledging the global master securities lending agreement (2010) as protocol covered agreements including pursuant to any Identified Regimes where applicable.

7.	Existing Annex A of the Agreement shall be replaced with new Annex A, attached hereto.

8.	Existing Schedules 2 and 3 of the Agreement shall be replaced with new Schedules 2 and 3 attached hereto.

9.	Existing list of Lending Accounts in Schedule 4 of the Agreement shall be replaced with new list of Lending Accounts, attached hereto.

10.	Schedule 9 as attached hereto shall be added to the Agreement.

In Witness whereof, the parties have executed this Amendment as of the date first written above.

Brighthouse Investment Advisers, LLC, on behalf of Brighthouse Funds Trust I and Brighthouse Funds Trust II, in respect of each of their series listed on Annex A of the Agreement		JPMORGAN CHASE BANK, N.A.

By:	/s/ Alan R. Otis	By:	/s/ Joseph Ruggerio

Name:	Alan R. Otis	Name:	Joseph Ruggerio

Title:	Treasurer	Title:	Executive Director

Date:	3/2/2020	Date:	3-2-20

ANNEX A

BRIGHTHOUSE FUNDS TRUST I	BRIGHTHOUSE FUNDS TRUST II

AB Global Dynamic Allocation Portfolio

BlackRock Global Tactical Strategies Portfolio

BlackRock High Yield Portfolio

Clarion Global Real Estate Portfolio

Loomis Sayles Growth Portfolio

Wells Capital Management Mid Cap Value Portfolio

Harris Oakmark International Portfolio

Invesco Comstock Portfolio

Victory Sycamore Mid Cap Value Portfolio

Invesco Small Cap Growth Portfolio

JPMorgan Core Bond Portfolio

JPMorgan Global Active Allocation - U.S.

JPMorgan Global Active Allocation - London

JPMorgan Small Cap Value Portfolio

Loomis Sayles Global Allocation Portfolio

Brighthouse/Aberdeen Emerging Markets Equity Portfolio

Brighthouse/Artisan International Portfolio

Brighthouse/Franklin Low Duration Total Return Portfolio

Brighthouse/Templeton International Bond Portfolio

Brighthouse/Wellington Large Cap Research Portfolio

Brighthouse Small Cap Value Portfolio - Wells Capital

Brighthouse Small Cap Value Portfolio - Delaware Investments

MFS® Research International Portfolio

Morgan Stanley Discovery Portfolio

Invesco Global Equity Portfolio

Western Asset Management Government Income Portfolio

Schroders Global Multi-Asset - Main

Schroders Global Multi-Asset - QEP

SSGA Growth and Income ETF Portfolio

SSGA Growth ETF Portfolio

TCW Core Fixed Income Portfolio

T. Rowe Price Large Cap Value Portfolio

T, Rowe Price Mid Cap Growth Portfolio

SSGA Emerging Markets Enhanced Index Portfolio

AB International Bond Portfolio

Baillie Gifford International Stock Portfolio

MetLife Aggregate Bond Index Portfolio

BlackRock Bond Income Portfolio

BlackRock Capital Appreciation Portfolio

Frontier Mid Cap Growth Portfolio

Jennison Growth Portfolio

Loomis Sayles Small Cap Core Portfolio

Loomis Sayles Small Cap Growth Portfolio

Brighthouse/Artisan Mid Cap Value Portfolio

Brighthouse/Dimensional International Small Company Portfolio

Brighthouse/Wellington Balanced Portfolio

Brighthouse/Wellington Core Equity Opportunities Portfolio

MetLife Mid Cap Stock Index Portfolio

MetLife Stock Index Portfolio

MFS® Total Return Portfolio

MFS® Value Portfolio

MetLife MSCI EAFE® Index Portfolio

MetLife Russell 2000® Index Portfolio

T. Rowe Price Large Cap Growth Portfolio

T. Rowe Price Small Cap Growth Portfolio

Van Eck Global Natural Resources Portfolio

Western Asset Management Strategic Bond Opportunities Portfolio

Western Asset Management U.S. Government Portfolio

SCHEDULE 2

JPMorgan Chase Bank, N.A.

Securities Lending Approved Borrowers

U.S. Based Borrowers	Lender Approves (Check all that apply)	U.S. Based Borrowers	Lender Approves (Check all that apply)
ABN AMRO Securities (USA) LLC	X	Jefferies LLC	X
Altegris/AACA Opportunistic Real Estate Fund		Macquarie Capital (USA) Inc.	X
Barclays Capital, Inc.	X	MUFG Securities Americas Inc.	X
BMO Capital Markets Corp.	X	Mirae Asset Securities (USA) Inc.	X
BNP Paribas Securities Corp.	X	Mizuho Securities USA LLC	X
BofA Securities, Inc.	X	Morgan Stanley & Co., LLC	X
Cantor Fitzgerald & Co	X	National Bank of Canada Financial Inc.	X
CF Secured, LLC	X	National Financial Services LLC	X
CIBC World Markets Corp.	X	Nomura Securities International, Inc.	X
Citigroup Global Markets Inc.	X	Pershing LLC	X
Citadel Clearing LLC	X	RBC Capital Markets LLC	X
Citadel Securities LLC	X	Royal Bank of Canada, New York Branch	X
Credit Suisse AG, New York Branch	X	NatWest Markets Securities Inc.	X
Credit Suisse Securities (USA) LLC	X	Scotia Capital (USA) Inc.	X
Cowen Execution Services LLC	X	SG Americas Securities, LLC	X
Deutsche Bank Securities Incorporated	X	Societe Generale, New York Branch	X
First Tennessee Bank National Association	X	State Street Bank and Trust Company	X
Goldman Sachs & Co. LLC	X	TD Securities (USA) LLC	X
Guggenheim Securities, LLC		TD Prime Services LLC	X
HSBC Securities (USA), Inc.	X	UBS Securities LLC	X
Interactive Brokers LLC	X	Virtu Americas LLC	X
ING Financial Markets LLC	X	Wells Fargo Clearing Services, LLC	X
Industrial & Commercial Bank of China Financial Services LLC	X	Wells Fargo Securities, LLC	X
J.P. Morgan Securities LLC **	X	Wells Fargo Bank, National Association	X
Janney Montgomery Scott LLC	X

49 U.S Based Borrowers

Last updated: Jan, 2020

International Based Borrowers	Domicile	Lender Approves (Check all that apply)
ABN AMRO Bank N.V.	Netherlands	X
Banco Santander, S.A.	Spain	X
Bank of Montreal	Canada	X
Bank of Nova Scotia - London Branch	UK	X
Bank of Nova Scotia	Canada	X
Barclays Bank PLC	UK	X
Barclays Capital Securities Limited	UK	X
BMO Capital Markets Limited	UK	X
BNP Paribas S.A.	France	X
BNP Paribas Arbitrage SNC	France	X
BNP Paribas Prime Brokerage International Limited	Ireland	X
Canadian Imperial Bank of Commerce (London Branch)	UK	X
CIBC World Markets Inc.	Canada	X
Citigroup Global Markets Australia PTY Limited	Australia	X
Citigroup Global Markets Limited	UK	X
Commonwealth Bank of Australia	Australia	X
Commerzbank AG	Germany	X
Credit Suisse Equities (Australia) Limited	Australia	X
Credit Suisse Securities (Europe) Limited	UK	X
Credit Suisse AG, Dublin Branch	Ireland	X
Credit Suisse AG, Singapore Branch	Singapore
Danske Bank A/S	Denmark	X
Deutsche Bank AG London Branch	UK	X
Deutsche Securities Australia Limited	Australia	X
Goldman Sachs International	UK	X
Healthcare of Ontario Pension Plan Trust Fund	Canada	X
HSBC Bank PLC	UK	X
ING Bank N.V.	Netherlands	X
ING Bank NV London Branch	UK	X
J.P. Morgan Securities Australia Limited**	Australia	X
J.P. Morgan Securities PLC**	UK	X
Lloyds Bank PLC	UK	X
LLoyds Bank Corporate Markets Plc	UK	X
Macquarie Bank Limited	Australia	X
Macquarie Bank Limited (London Branch)	UK	X
Merrill Lynch Equities (Australia) Limited	Australia	X
Merrill Lynch International	UK	X
MUFG Securities EMEA PLC	UK	X
Morgan Stanley & Co. International PLC	UK	X
Morgan Stanley Australia Securities Limited	Australia	X
National Australia Bank Limited	Australia	X
NBC Global Finance Limited	Ireland	X
National Bank Financial Inc.	Canada	X
NatWest Markets Plc	UK	X
Nomura International PLC	UK	X
Royal Bank of Canada-Sydney	Australia	X
Santander UK plc	UK	X
Skandinaviska Enskilda Banken AB (publ)	Sweden	X
Societe Generale Paris Branch	France	X

Societe Generale London Branch	UK	X
Standard Chartered Bank	UK	X
Svenska Handelsbanken AB (publ)	Sweden	X
UBS AG Australia Branch	Australia	X
UBS AG London Branch	UK	X
UBS Europe SE	Germany	X
UBS Securities Australia Ltd	Australia	X

55 International Based Borrowers

Last updated: Dec, 2019

Except with respect to the Restricted Borrowers noted below, Lender hereby represents that none of the Borrowers on the above listed schedule is an (A) “affiliated person” of the Lender as defined in Section 2(a)(3) of the 1940 Act, (B) a “promoter” of the Lender as defined in Section 2(a)(30) of the 1940 Act, (C) the “principal underwriter” of the Lender as defined in Section 2(a)(29) of the 1940 Act, or (D) an affiliated person of any such person.

Lending clients active for the Brazil market acknowledge that, in accordance to terms and conditions relating to securities activities established by B3 S.A., securities subject to a loan are delivered to B3 S.A. as the central counterparty who further makes the securities available to borrowing counterparties in accordance with loans negotiated for the J.P. Morgan Agency Lending program.

The following borrowers are active in the Brazil market for J.P. Morgan’s Agency Lending program:

B3 S.A. - Banco Bradesco S.A.
B3 S.A. - Citigroup Global Markets Limited
B3 5.A. - Credit Suisse Securities (Europe) Limited
B3 S.A. - Deutsche Bank Securities Incorporated
B3 S.A. - Goldman Sachs International
B3 S.A. - J.P. Morgan Whitefriars Inc.
B3 S.A. - Merrill Lynch International
B3 S.A. - Morgan Stanley & Co., LLC
B3 S.A. - The Bank of Nova Scotia
B3 S.A. - UBS AG London Branch

Last updated: April, 2019

Restricted Borrowers

As an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), Lender prohibits the lending of Securities from Accounts for which a Borrower is (A) an “affiliated person” of the Lender as defined in Section 2(a)(3) of the 1940 Act, (B) a “promoter” of the Lender as defined in Section 2(a)(30) of the 1940 Act, (C) the “principal underwriter” of the Lender as defined in Section 2(a)(29) of the 1940 Act, or (D) an affiliated person of any such person. Therefore, with regard to the lending funds listed below, Lender has notified J.P. Morgan that Securities may not be loaned from Accounts listed below to the indicated Borrower.

Lending Account	International Account Number	Domestic Account Number	Borrower restriction
BFT I-Wells Capital Management Mid Cap Value Portfolio	EDV84	E13751	Wells Fargo Clearing Services, LLC Wells Fargo Securities, LLC Wells Fargo Bank, National Association

BFT I-JPMorgan Core Bond Portfolio Fund	EDV89	E13756	J.P. Morgan Securities LLC J.P. Morgan Securities Australia Limited J.P. Morgan Securities PLC

BFT I-JPMorgan Global Active Allocation Portfolio Fund – U.S.	EDV90	E13757	J.P. Morgan Securities LLC J.P. Morgan Securities Australia Limited J.P. Morgan Securities PLC

BFT 1-JPMorgan Global Active Allocation Portfolio Fund - London	EDV91	E13758	J.P. Morgan Securities LLC J.P. Morgan Securities Australia Limited J.P. Morgan Securities PLC

BFT I-JPMorgan Small Cap Value Portfolio Fund	EDV92	E13759	J.P. Morgan Securities LLC J.P. Morgan Securities Australia Limited J.P. Morgan Securities PLC

BFT I-Brighthouse Small Cap Value Portfolio Fund – Wells Capital	EDV99	E13766	Wells Fargo Clearing Services, LLC Wells Fargo Securities, LLC Wells Fargo Bank, National Association

BFT I-Brighthouse Small Cap Value Portfolio Fund – Delaware	EDW01	E13767	Macquarie Capital (USA) Inc. Macquarie Bank Limited Macquarie Bank Limited (London Branch)

BFT I-Morgan Stanley Discovery Portfolio Fund	EDW03	E13769	Morgan Stanley & Co., LLC Morgan Stanley & Co. International PLC Morgan Stanley Australia Securities Limited MUFG Securities Americas Inc. MUFG Securities EMEA PLC

BFT I-SSGA Growth and Income ETF Portfolio Fund	EDW09	E13775	State Street Bank and Trust Company

BFT l-SSGA Growth ETF Portfolio Fund	EDW10	E13776	State Street Bank and Trust Company

BFT I-SSGA Emerging Markets Enhanced Index Portfolio	ESX37	E23583	State Street Bank and Trust Company

SCHEDULE 3

Eligible Collateral

The following forms of collateral are acceptable under the terms of this Agreement.

1.	Cash. The following are acceptable currencies:

US Dollar (USD)

2.	Government Securities. The following securities are acceptable under the terms of the Agreement:

U.S. Government Securities - Book-entry securities issued by the U.S. Treasury and any other securities issued or fully guaranteed as to principal and interest by the United States government.

US Government Sponsored Agencies Debt Securities:

•

US-FNMA, FHLMC, FHLB, FFCS - Debt securities issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Bank, and the Federal Farm Credit System,

US Government Sponsored Agencies Mortgage Backed Securities:

•

Mortgage Backed Securities (MBS) - Single-class mortgage participation certificates (FNMA Certificates or FHLMC Certificates) in book-entry form backed by fixed or adjustable rate single family residential mortgage loans, with the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal being guaranteed by the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC) (but excluding securities paying interest only or principal only and similar derivative securities).

•

Remics/CMOs - Collateralized Mortgage Obligations (CMOs) and Real Estate Mortgage Investment Conduits (REMICs) issued by FNMA and FHLMC. Types include Sequential-Pay Classes, Floaters, and Planned Amortization Classes (PACs).

Cash-in-Lieu:

•

In the unlikely event where the Borrower is unable to supply and deliver securities described above as Collateral, a deposit of cash, which is not to be reinvested, is required to be held overnight to meet the collateral value requirements under the relevant MSLA, in the following currencies: U.S. Dollars(USD)

Appendix A

Collateral Requirements

I.	Collateral Requirement

The following Collateral Requirements shall apply to Loans as indicated, subject however, to the market conventions listed in Section II below:

Type of Loan	Minimum Collateral Requirement
Dollar denominated Securities secured by Dollar denominated government Securities[1] or Cash Collateral	102%
Dollar denominated Securities secured by non-Dollar denominated government Securities or Cash Collateral	105%
Non-Dollar denominated Securities secured by government Securities or Cash Collateral in the same denomination as the lent Securities	102%
Non-Dollar denominated Securities secured by government Securities or Cash Collateral in a different denomination from the lent Securities	105%

J.P. Morgan may from time to time establish de minimis guidelines under which additional Collateral will not be demanded on a Loan where the Market Value of Collateral then held is greater than or equal to 100% of the Market Value of the lent Securities.

When additional Collateral is demanded, the aggregate of the additional Collateral demanded, together with the Collateral then held by J.P. Morgan on behalf of Lender for a Loan, shall have a Market Value not less than the applicable Collateral Requirement

Any Collateral received by J.P. Morgan with respect to a Loan in excess of the Collateral Requirement for such Loan may be held by J.P. Morgan as Collateral security for all Loans made to a Borrower at any time without being allocated to any one Loan or, in the sole discretion of J.P. Morgan, may be allocated or reallocated, at any time to any Loan or Loans to such Borrower then outstanding.

II.	Market Conventions

With respect to Securities such as U.S. Treasury strips and bills, where the market functions so as to not allow for the sale of such Securities at greater than par, the Collateral Requirement shall equal the lesser of 100% of the par value of the Security or 102% of its Market Value.

[1]	Government Securities Collateral forms are listed above in this Eligible Collateral Schedule.

The Collateral Requirement for that portion of the Market Value of a lent US corporate debt security that comprises accrued but unpaid interest shall be 100% rather than the amount set forth the in the table above.

With respect to Loans of fixed income Securities settled outside of the United States, demands for additional collateral can settle up to two Business Days after the Business Day on which the demand was made.

Loans are designated as pending returns when Borrowers notify J.P. Morgan of their intent to return the lent Securities on a Business Day. Pending returns of Loans collateralized by Cash may not be marked for up to seven Business Days without Lender’s consent, provided that the Market Value of all Collateral held for all Loans to such Borrower exceeds the Market Value of all Securities lent to such Borrower on each Business Day.

SCHEDULE 4

Lending Accounts

Lending Account	International Account Number	Domestic Account Number
BFT I-AB Global Dynamic Allocation Portfolio Fund	EDV78	E 13745
BFT I-BlackRock Global Tactical Strategies Portfolio Fund	EDV80	E 13747
BFT I-BlackRock High Yield Portfolio Fund	EDV81	E 13748
BFT I-Clarion Global Real Estate Portfolio Fund	EDV82	E 13749
BFT I-Loomis Sayles Growth Portfolio	EDV83	E 13750
BFT I-Wells Capital Management Mid Cap Value Portfolio	EDV84	E 13751
BFT I-Harris Oakmark International Portfolio Fund	EDV85	E 13752
BFT I-Invesco Comstock Portfolio Fund	EDV86	E 13753
BFT I-Victory Sycamore Mid Cap Value Portfolio	EDV87	E 13754
BFT I-lnvesco Small Cap Growth Portfolio Fund	EDV88	E 13755
BFT I-JPMorgan Core Bond Portfolio Fund	EDV89	E 13756
BFT I-JPMorgan Global Active Allocation Portfolio Fund	EDV90	E 13757
BFT I-JPMorgan Global Active Allocation Portfolio Fund	EDV91	E 13758
BFT I-JPMorgan Small Cap Value Portfolio Fund	EDV92	E 13759
BFT I-Loomis Sayles Global Allocation Portfolio Fund	EDV93	E 13760
BFT I-Brighthouse/Aberdeen Emerging Markets Equity Portfolio Fund	EDV94	E 13761
BFT I-Brighthouse/Artisan International Portfolio Fund	EDV95	E 13762
BFT I-Brighthouse/Franklin Low Duration Total Return Portfolio Fund	EDV96	E 13763
BFT I-Brighthouse/Templeton International Bond Portfolio Fund	EDV97	E 13764
BFT I-Brighthouse/Wellington Large Cap Research Portfolio Fund	EDV98	E 13765
BFT I-Brighthouse Small Cap Value Portfolio Fund	EDV99	E 13766
BFT I-Brighthouse Small Cap Value Portfolio Fund	EDW01	E 13767
BFT I-MFS®Research International Portfolio Fund	EDW02	E 13768
BFT I-Morgan Stanley Discover Portfolio	EDW03	E 13769
BFT I-lnvesco Global Equity Portfolio Fund	EDW04	E 13770
BFT I-Western Asset Management Government Income Portfolio	EDW05	E 13771
BFT I-Schroders Global Multi-Asset - Main Fund	EDW07	E 13773
BFT I-Schroders Global Multi-Asset - Main Fund	EDW08	E 13774
BFT I-SSGA Growth and Income ETF Portfolio Fund	EDW09	E 13775
BFT I-SSGA Growth ETF Portfolio Fund	EDW10	E 13776
BFT I-TCW Core Fixed Income Portfolio Fund	EDW11	E 13777
BFT I-T. Rowe Price Large Cap Value Portfolio Fund	EDW12	E 13778
BFT I-T. Rowe Price Mid Cap Growth Portfolio Fund	EDW13	E 13779
BFT I-SSGA Emerging Markets Enhanced Index Portfolio	ESX37	E 23583
BFT I-AB International Bond Portfolio	ESX38	E 23584
BFT II-Baillie Gifford International Stock Portfolio Fund	EDW14	E 13780
BFT II-MetLife Aggregate Bond Index Portfolio	EDW15	E 13781
BFT II-BlackRock Bond Income Portfolio	EDW16	E 13782
BFT II-BlackRock Capital Appreciation Portfolio	EDW17	E 13783
BFT II-Frontier Mid Cap Growth Portfolio	EDW19	E 13785
BFT II-Jennison Growth Portfolio	EDW20	E 13786
BFT II-Loomis Sayles Small Cap Core Portfolio	EDW21	E 13787
BFT II-Loomis Sayles Small Cap Growth Portfolio	EDW22	E 13788

Lending Account	International Account Number	Domestic Account Number
BFT II-Brighthouse/Artisan Mid Cap Value Portfolio	EDW23	E 13789
BFT II-Brighthouse/Dimensional International Small Company Portfolio	EDW24	E 13790
BFT II-Brighthouse/Wellington Balanced Portfolio	EDW25	E 13791
BFT II-Brighthouse/Wellington Core Equity Opportunities Portfolio	EDW26	E 13792
BFT II-MetLife Mid Cap Stock Index Portfolio	EDW27	E 13793
BFT II-MetLife Stock Index Portfolio	EDW28	E 13794
BFT II-MFS®Total Return Portfolio	EDW29	E 13795
BFT II-MFS®Value Portfolio	EDW30	E 13796
BFT II-MetLife MSCI EAFE®Index Portfolio	EDW31	E 13797
BFT II-Metlife Russell 2000®Index Portfolio	EDW32	E 13798
BFT II-T. Rowe Price Large Cap Growth Portfolio	EDW33	E 13799
BFT II-T. Rowe Price Small Cap Growth Portfolio	EDW34	E 13800
BFT II-Van Eck Global Natural Resources Portfolio	EDW35	E 13801
BFT II-Western Asset Management Strategic Bond Opportunities Portfolio	EDW36	E 13802
BFT II-Western Asset Management U.S. Government Portfolio	EDW37	E 13803

SCHEDULE 9

J.P. Morgan or an “affiliated person” of J.P. Morgan, as defined in Section 2(a)(3) of the Investment Company Act of 1940, is an “affiliated person” of the series of Lender listed below by virtue of providing investment advisory services to such series. In respect of any securities loaned from such series, J.P. Morgan shall be entitled to a fee, payable monthly at an annual rate of the average daily value of the Collateral posted by Borrower(s) in respect of securities loaned from such series.

Series	Annual Rate
JPMorgan Core Bond Portfolio Fund	0.03%
JPMorgan Small Cap Value Portfolio Fund	0.03%
JPMorgan Global Active Allocation Portfolio Fund — US	0.03%
JPMorgan Global Active Allocation Portfolio Fund — London	0.125%